Exhibit 4.5

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                Cancellation of loan to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Ibuki Tsuchiya, Vice President of CyPost KK agree to cancel all of and every part of my loan(s) with CyPost Corporation, U.S. and any and all claims against CyPost Corporation, U.S. without any further consideration or future claim(s) whatsoever as of July 3, 2000 Japanese time.



/s/ Ibuki Tsuchiya                          /s/ Yoko Hiran
------------------------------------        ------------------------------------
Ibuki Tsuchiya                              witness



July 3, 2000 / Tokyo Japan
--------------------------------------------
date / place




Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201


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[CyPost KK]




June 30, 2000


                               Letter of Agreement

                 Transfer of Shares to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Ibuki Tsuchiya, a member of CyPost KK management, agree to return forty-two (42) of my shares of CyPost KK Stock to CyPost Corporation, U.S with no cost or liability to CyPost Corporation, U.S. and without any further consideration or future claim(s) as of July 3, 2000 Japanese time.



/s/ Ibuki Tsuchiya                          /s/ Yoko Hiran
------------------------------------        ------------------------------------
Ibuki Tsuchiya                              witness



July 3, 2000 / Tokyo Japan
--------------------------------------------
date / place




Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201